UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
_____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive		02139
Cambridge,	Massachusetts
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry into a Material Definitive Agreement.
 On December 27, 2022, Jounce Therapeutics, Inc., a Delaware corporation (the “Company”) announced that it entered into an asset purchase and license amendment agreement (the “Asset Purchase Agreement”) with Gilead Sciences, Inc. (“Gilead”) pursuant to which Gilead paid the Company $67 million in exchange for the Company agreeing to eliminate all remaining financial obligations of Gilead to the Company under the Company's exclusive license agreement, dated August 31, 2020, for development and commercialization of GS-1811 (formerly JTX-1811) with Gilead (the “Gilead License Agreement”) and to transfer to Gilead certain patents and know-how related to licensed products under the Gilead License Agreement. To date, the Company had received $40 million of milestone payments from Gilead, in addition to an equity investment of $35 million and an upfront payment of $85 million upon the closing of the Gilead License Agreement.
The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions, subject to certain limitations.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
The Asset Purchase Agreement contains representations and warranties by each of Gilead and the Company. These representations and warranties were made solely for the benefit of the parties to the Asset Purchase Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Asset Purchase Agreement by disclosures that were made to the other party in connection with the negotiation of the Asset Purchase Agreement; (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and (iv) were made only as of the date of the Asset Purchase Agreement or such other date or dates as may be specified in the Asset Purchase Agreement.
Item 7.01. Regulation FD Disclosure.
On December 27, 2022, the Company and Gilead issued a joint press release regarding the Asset Purchase Agreement, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ( the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
 Item 9.01.  Financial Statements and Exhibits.
 (d) Exhibits

Exhibit No.	Description
10.1†	Asset Purchase and License Amendment Agreement by and between the Company and Gilead dated December 27, 2022
99.1	Press release issued by the Company and Gilead on December 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† Portions of this Exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: December 27, 2022	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer